Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Innventure, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2024 (the “Report”), David Yablunosky, Chief Financial Officer of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 14, 2024

By:	/s/ David Yablunosky
David Yablunosky
Chief Financial Officer
(Principal Financial Officer)